Exhibit 99.1

Ikena Oncology Appoints Owen Hughes as Board Chair

Owen Hughes joins Ikena Board as independent director with operational and public company experience

Ron Renaud steps down as he transitions into investment management role

BOSTON, Dec. 19, 2022 – Ikena Oncology, Inc. (Nasdaq: IKNA, “Ikena”), a targeted oncology company forging new territory in patient-directed cancer treatment, today announced that after a successful 4-year tenure as Chairman of the Board of Directors, Ron Renaud will be stepping down from the role to focus on his new position as Managing Director at Bain Capital Life Sciences. Owen Hughes has been appointed as a new board member and will be assuming the role of Chair of the Board of Directors, effective December 15, 2022.

“On behalf of the Board of Directors and the entire company, I am thrilled to welcome Owen to our board. His leadership will be a key asset as we continue to work towards our goal of expanding patient access to beneficial, targeted oncology treatments. I would like to express our sincere gratitude to Ron for his leadership and commitment to the success of Ikena over the past four years,” said Mark Manfredi, PhD, Chief Executive Officer of Ikena. “Ron has been instrumental to our progress since the early days of Ikena, and his impact and guidance will leave a lasting footprint on the future success of the company.”

Renaud added, “I am incredibly proud to have been a part of Ikena’s growth. Their scientific rigor, collaborative and supportive culture, and most importantly, patient-driven decision making, is truly best-in-class. Owen is a perfect addition to the board and his experience and values will continue to support Ikena’s trajectory.”

Hughes, who serves as Chief Executive Officer of Sail Bio and Co-Founder of Cullinan Oncology, will join as Chairman of the Board of Directors. Mr. Hughes started his career on Wall Street, initially in equity research at Morgan Stanley, before transitioning to the buyside, where he managed public and private healthcare investments for Brookside Capital, a hedge fund under the Bain Capital umbrella, and Pyramis Advisors, a Fidelity Investments company. He served as the Chairman of Radius Health (NASDAQ: RDUS) until its sale to Gurnet Point Capital and Patient Square Capital and was formerly the lead independent director for Translate Bio (NASDAQ: TBIO) until its acquisition by Sanofi. Prior to co-founding Cullinan, he served as the Chief Business Officer and Head of Corporate Development for Intarcia Therapeutics.

“I am excited to work with the incredible Ikena team. They have established themselves as clear leaders in targeted oncology with their first-in-class approach in the Hippo pathway with IK-930, and with IK-595, their differentiated CRAF-binding MEK-RAF program,” said Hughes. “I am looking forward to working together to advance and grow Ikena’s pipeline and redefine the targeted oncology landscape.”

About Ikena Oncology

Ikena OncologyTM is focused on developing differentiated therapies for patients in need that target nodes of cancer growth, spread, and therapeutic resistance in the Hippo and RAS onco-signaling network. The Company’s lead targeted oncology program, IK-930, is a paralog-selective TEAD inhibitor addressing the Hippo signaling pathway, a known tumor suppressor pathway that also drives resistance to multiple targeted therapies. The Company’s additional research spans other targets in the Hippo pathway as well as the RAS signaling pathway, including developing IK-595, a novel MEK-RAF inhibitor.

Additionally, IK-175, an AHR antagonist, is being developed in collaboration with Bristol Myers Squibb. Ikena aims to utilize their depth of institutional knowledge and breadth of tools to efficiently develop the right drug using the right modality for the right patient. To learn more, visit www.ikenaoncology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding: the timing and advancement of our targeted oncology programs, including the timing of updates; our expectations regarding the therapeutic benefit of our targeted oncology programs; our ability to efficiently discover and develop product candidates; our ability to obtain and maintain regulatory approval of our product candidates; the implementation of our business model, and strategic plans for our business and product candidates. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of our targeted oncology programs; our expectations regarding the therapeutic benefit of our targeted oncology programs; expectations regarding our new executive officer; our ability to efficiently discover and develop product candidates; the implementation of our business model, and strategic plans for our business and product candidates, and other factors discussed in the “Risk Factors” section of Ikena’s Form 10-Q for the quarter ended September 30, 2022, which is on file with the SEC, as updated by any subsequent SEC filings. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Investor Contact:

Rebecca Cohen

Ikena Oncology

rcohen@ikenaoncology.com

Media Contact:

Luke Shiplo

LifeSci Communications

lshiplo@lifescicomms.com